Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

WORLD GOLD TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Exchange-Traded Vehicle Securities	SPDR® Gold MiniSharesSM	457(u)[1]	1	1	1	1	1

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					1		1

	Total Fees Previously Paid

	Total Fee Offsets							$81,615.12

	Net Fee Due							1

(1)

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an net annual basis, except $81,615.12 of unutilized fees relating to 42,600,000 shares of unsold securities that were previously registered under the Registration Statement on Form S-3 (File No. 333-237239) filed on March 17, 2020 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	World Gold Trust	S-3	333-237239	March 17, 2020		$81,615.12	Exchange-Traded Vehicle Securities	SPDR® Gold Shares	42,600,0000[1]	$628,776,000
Fee Offset Sources	World Gold Trust	S-3	333-237239		March 17, 2020						$229,901.76

(1)	The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.